Exhibit 3.2

BY-LAWS

OF

PHARMATHENE, INC.,

a Delaware Corporation

(f/k/a Healthcare Acquisition Corp.)

(as amended January 18, 2017)

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The address of the Corporation’s registered office in the State of Delaware is National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Delaware 19901, County of Kent. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, within or outside the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal executive office of the Corporation, or at such other place within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors.

SECTION 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on April 1st of each year, or if that day is a legal holiday, on the next following business day, or at such other date and time as may be fixed by the Board of Directors. At each annual meeting of stockholders the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

SECTION 3. SPECIAL MEETINGS.

(a) General. Special meetings of stockholders may be called at any time for any purpose or purposes by majority vote of the Board of Directors or by the Chief Executive Officer. A special meeting of stockholders called pursuant to this Section 3(a) may be cancelled by the Board of Directors at any prior to the scheduled commencement of the special meeting.

(b) Time and Place of Special Meetings Called by the Board of Directors or by the Chief Executive Officer. Each special meeting called pursuant to Section 3(a) shall be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

(c) Stockholder Requests for Special Meetings. (i) Special meetings of stockholders (each a “Stockholder Requested Special Meeting”) shall be called by the Secretary upon the written request of a stockholder, or a group of stockholders formed for the purpose of making such request, that beneficially own 20% or more of the outstanding common stock (the “Threshold Percentage”) as of the date of submission of the written request. Compliance by the requesting stockholder or group with the requirements of this Section 3(c) and related provisions of these By-Laws shall be determined by the Board of Directors, which determination shall be conclusive and binding on the stockholder or stockholders making such request for a Stockholder Requested Special Meeting. Except in accordance with this Section 3, stockholders shall not be permitted to propose business to be brought before a special meeting of stockholders.

(ii) A request for a Stockholder Requested Special Meeting must be in writing and signed by the beneficial owners of the Threshold Percentage of the common stock (or their duly authorized agents) and be delivered to the Secretary at the principal executive offices of the Company by registered mail, return receipt requested. Such request shall (A) set forth a statement of the specific purpose or purposes of the Stockholder Requested Special Meeting and the matters proposed to be acted on at such Stockholder Requested Special Meeting (including the text of any resolution or resolutions proposed for consideration), (B) bear the date of signature of each stockholder (or duly authorized agent) signing the request, (C) set forth (1) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the request is signed), (2) the number of shares of common stock as to which such stockholder has beneficial ownership and (3) include evidence of the fact and duration of such stockholder’s beneficial ownership of such stock consistent with that which is required under Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (D) set forth all information relating to each such stockholder that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, (E) describe any material interest of each such stockholder in the specific purpose or purposes of the meeting, (F) describe any agreement, arrangement or understanding between or among the stockholders requesting the Stockholder Requested Special Meeting or between or among the stockholder or stockholders requesting the Stockholder Requested Special Meeting and any other person or entity in connection with the request or the matters proposed to be acted on at the Stockholder Requested Special Meeting and (G) include an acknowledgment by each stockholder and any duly authorized agent that any disposition of shares of common stock as to which such stockholder has beneficial ownership as of the date of delivery of the request and prior to the record date for the proposed Stockholder Requested Special Meeting requested by such stockholder shall constitute a revocation of such request with respect to such shares. In addition, the stockholder and any duly authorized agent shall promptly provide any other information reasonably requested by the Corporation to allow it to satisfy its obligations under applicable law. Any requesting stockholder may revoke a request for a special meeting at any time prior to the commencement of the Stockholder Requested Special Meeting by written revocation delivered to the Secretary at the principal executive offices of the Corporation. If, following such revocation at any time before the commencement of the Stockholder Requested Special Meeting, the remaining requests are from stockholders holding in the aggregate less than the Threshold Percentage, the Board of Directors, in its discretion, may cancel the Stockholder Requested Special Meeting.

(iii) Notwithstanding the foregoing, the Secretary shall not be required to call a Stockholder Requested Special Meeting if (A) the request for such special meeting does not comply with this Section 3(c), (B) the Board of Directors or the Chief Executive Officer has called or calls an annual or special meeting of stockholders to be held not later than ninety (90) days after the date on which a valid request has been delivered to the Secretary (the “Delivery Date”), (C) the request is received by the Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (D) the request contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of stockholders held within one hundred and twenty (120) days prior to the Delivery Date (and, for purposes of this clause (D) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (E) the request relates to an item of business that is not a proper subject for action by the stockholders of the Company under applicable law or (F) the request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(iv) Any Stockholder Requested Special Meeting shall be held at such date, time and place within or without the state of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be not more than sixty (60) days after the record date for such meeting (the “Meeting Record Date”), which shall be fixed in accordance with these By-Laws. Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the request; provided, however, that nothing herein shall prohibit the Company from submitting matters to a vote of the stockholders at any Stockholder Requested Special Meeting.

SECTION 4. NOTICE OF MEETINGS.

(a) Annual Meetings. Written notice of each annual meeting of stockholders, stating the place, date and time of the meeting and those matters that the Board of Directors, at the time of giving notice, intends to present for action by the stockholders shall be given in the manner set forth in Article VI of these By-Laws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting.

(b) Special Meetings. Written notice of each special meeting of stockholders, stating the place, date and time of the meeting shall be given in the manner set forth in Article VI of these By-Laws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice.

SECTION 5. QUORUM AND ADJOURNMENTS. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of a majority of the shares entitled to vote at a meeting of stockholders will be necessary, and will constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of stockholders, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in Article VI to each stockholder of record entitled to vote at the adjourned meeting.

SECTION 6. PROXY AND VOTING. At any meeting of stockholders each stockholder having the right to vote may vote in person or by proxy. Except as otherwise provided by law or in the Certificate of Incorporation, each stockholder will be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. All elections will be determined by plurality votes. Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, any other matter will be determined by the vote of a majority of the shares which are voted with regard to it.

SECTION 7. WRITTEN CONSENTS. Whenever the vote of stockholders at a meeting is required or permitted in connection with any corporate action, the meeting and vote may be dispensed with if the action taken has the written consent of the holders of shares having at least the minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote were present and voted.

SECTION 8. STOCKHOLDER PROPOSALS.

(a) At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting.

(b) In order for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary and such proposal must be a proper matter for stockholder action under Delaware law. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year's annual meeting; provided, however, that in the event no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days, notice by the stockholder to be timely must be so received not later than the close of business on the later of ninety (90) days in advance of such annual meeting or ten (10) days following the date on which public disclosure of the date of the meeting is first made by the Corporation. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above.

(c) A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, (v) any agreement, arrangement or understanding between the stockholder and any other person or entity in connection with each matter the stockholder proposes to bring before the annual meeting and (vi) any other information that is required to be disclosed by or with respect to the stockholder pursuant to Regulation 14A under the Exchange Act, in such stockholder’s capacity as a proponent of a stockholder proposal. Notwithstanding anything in these By-Laws to the contrary, no business proposed or attempted to be proposed by a stockholder shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 8. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 8, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(d) This Section 8 is expressly intended to apply to any business proposed by a stockholder to be brought before an annual meeting other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 8 with respect to any business proposed to be brought before an annual meeting, each stockholder proposing action shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 8 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(e) In order for business to be properly brought before a Stockholder Requested Special Meeting by a stockholder, such stockholder must comply with the procedures set forth in Section 3, above and this Section 8 shall not be applicable. In addition, stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 8 below and this Section 8 shall not be applicable to nominations except as expressly provided in such Section 8.

SECTION 9. ELECTION OF DIRECTORS.

(a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors or (ii) by a stockholder who has complied with this Section 9 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b) The stockholder must provide timely written notice, in compliance with the timing requirements set forth in Section 8(b) hereof and in proper form, including compliance with the informational requirements set forth in Section 8(c), to the Secretary for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting. If the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must provide notice thereof in writing and in proper form to the Secretary as described in Section 8(b), including compliance with the informational requirements set forth in Section 8(c), not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such special meeting was first made by the Corporation.

(c) In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above.

(d) Such stockholder's notice shall set forth (X) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Corporation which are beneficially owned by such person, (4) a description of all agreements, arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors in an election contest (even if an election contest is not involved),, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (Y) as to such stockholder giving notice, the information required to be provided pursuant to Section 8, above. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with applicable stock exchange rules or that could be material to a reasonable stockholder's understanding of the independence or lack of independence of such proposed nominee. In addition to the requirements of this Section 9 with respect to any nomination proposed to be made at a meeting, each stockholder seeking to make a nomination shall comply with all applicable requirements of the Exchange Act with respect to any such nomination.

(e) To be eligible to be a nominee for election as a director, the proposed nominee also must deliver to the Secretary a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee's ability to comply, if elected as a director of the Corporation, with such proposed nominee's fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) in such proposed nominee's individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(f) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable or, if not practicable, on the first practicable date prior to any such meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(g) The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

ARTICLE III

DIRECTORS

SECTION 1. FUNCTION. The Board of Directors will manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

SECTION 2. NUMBER. The number of directors which will constitute the entire Board of Directors shall be such number, not less than one (1) nor more than nine (9), as shall be determined by the Board of Directors from time to time, provided that in the event the outstanding shares of stock are owned by fewer than three (3) stockholders the number of directors may be a number not less than the number of stockholders. Until further action by the Board of Directors, the number of directors which shall constitute the entire Board of Directors shall be three (3). As used in these By-Laws, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

SECTION 3. ELECTION AND TERM. Except as provided in Section 5 of this Article, the directors shall be elected at the annual meeting of stockholders. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, each director elected will serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualified.

SECTION 4. REMOVAL. Any or all of the directors may be removed for cause or without cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting as a class.

SECTION 5. VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a vacancy, including a vacancy created by a newly created directorship, shall serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualified.

SECTION 6. LOCATION OF BOOKS AND RECORDS. The books of the Corporation, except such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board of Directors may from time to time determine.

SECTION 7. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors or officers or otherwise.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

SECTION 1. FIRST MEETING. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders. If the meeting is held at the place of the meeting of stockholders, no notice of the meeting need be given to the newly elected directors. If the first meeting is not held at that time and place, it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

SECTION 2. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware, as shall from time to time be determined by the Board of Directors.

SECTION 3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there is one, or by the Chief Executive Officer, on at least four (4) days’ notice by mail or forty-eight (48) hours’ notice to each director delivered personally or by telephone or telegraph, and shall be called by the Chief Executive Officer, President or the Secretary on like notice at the written request of any two directors (one of which must include the Chairman of the Board, if there is one, or the Chief Executive Officer).

SECTION 4. NOTICE OF MEETINGS. Whenever notice of a meeting of the Board of Directors is required, the notice must be given in the manner set forth in Article VI of these By-Laws and shall state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation, or other provisions of these By-Laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

SECTION 5. QUORUM, ACTION AND ADJOURNMENTS. Except as otherwise required by law or the Certificate of Incorporation or other provisions of these By-Laws, a majority of the directors in office, but in no event less than one-third (1/3) of the entire Board of Directors, will constitute a quorum for the transaction of business, provided that if there shall be fewer than three (3) directors in office, then the number of directors in the office shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of directors, a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. To the extent permitted by law, a director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him during his participation shall be deemed taken at the meeting.

SECTION 6. WRITTEN CONSENTS. Any action of the Board of Directors may be taken without a meeting if written consent to the action signed by all members of the Board of Directors is filed with the minutes of the Board of Directors.

SECTION 7. ACTION BY TELEPHONIC CONFERENCE. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

ARTICLE V

COMMITTEES

SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of two or more directors, and may also designate one or more of its members to serve as alternates on these committees. To the extent permitted by law, the Executive Committee will have all the authority of the Board of Directors, except as the Board of Directors otherwise provides, and, to the extent permitted by law, the other committees will have such authority as the Board of Directors grants them. The Board of Directors will have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees. All resolutions establishing or discharging committees, designating or changing members of committees, or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board of Directors.

SECTION 2. PROCEDURES. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board of Directors shall require. Unless the Board of Directors otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.

SECTION 3. WRITTEN CONSENTS. Any action of a committee may be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.

ARTICLE VI

NOTICES

SECTION 1. NOTICE TO STOCKHOLDERS. Any notice to a stockholder shall be given personally or by first-class mail. If mailed, a notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of stockholders.

SECTION 2. NOTICE TO DIRECTORS. Any notice to a director may be given personally, by telephone or by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality. A notice will be deemed given when actually given in person or by telephone, when received, if given by facsimile transmission or telex, on the third business day after the day when deposited with the United States mail, postage prepaid, or on the day when delivered to a cable or similar communications company, directed to the director at his business address or at such other address as the director may have designated to the Secretary in writing as the address or number to which notices should be sent.

SECTION 3. WAIVER OF NOTICE. Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. The waiver the notice need not specify either the business to be transacted or the purpose of any annual or special meeting of the stockholders. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

OFFICERS

SECTION 1. DESIGNATIONS. The officers of the Corporation shall be a Chief Executive Officer, President, a Secretary and a Treasurer. In addition, the Board of Directors may also elect a Chairman of the Board, a Vice Chairmen of the Board, and one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), one or more Assistant Secretaries or Assistant Treasurers, or one or more Chief Financial Officers, and such other officers as it may from time to time deem advisable. Any number of offices may be held by the same person. No officer except the Chairman of the Board need be a director of the Corporation.

SECTION 2. ELECTIONS, TERM AND REMOVAL. Each officer shall be elected by the Board of Directors and shall hold office for such term, if any, as the Board of Directors shall determine. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

SECTION 3. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer. Such resignation will take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation will not be necessary to make it effective.

SECTION 4. COMPENSATION. The compensation of officers shall be fixed by the Board of Directors or in such manner as it may provide.

SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general charge of the management of the business and affairs of the Corporation, subject to the control of Board of Directors, and will ensure that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer will preside over any meetings of the stockholders and of the Board of Directors at which neither the Chairman of the Board nor a Vice Chairman is present.

SECTION 7. OTHER OFFICERS. The officers of the Corporation, other than the Chairman of the Board and the Chief Executive Officer, shall have such powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors and the Chief Executive Officer, as customarily pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

SECTION 8. FIDELITY BONDING. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

ARTICLE VIII

STOCK

SECTION 1. SHARES OF STOCK. The shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the Delaware General Corporation Law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the stockholder. Notwithstanding, every holder of capital stock of the Corporation represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by, (i) the Chairman of Vive-Chairman of the Board of Directors, or the President or any Vice President and by (ii) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation or a facsimile thereof representing the number of shares owned by such stockholder in the Corporation.

SECTION 2. FACSIMILE SIGNATURES. Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he or it were that officer, transfer agent or registrar at the date of issue

SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct that a new certificate of stock or uncertificated shares be issued in place of any certificate issued by the Corporation, which is alleged to have been lost, stolen or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate or uncertificated shares as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate or uncertificated shares.

SECTION 4. SURRENDER, TRANSFER AND CANCELLATION. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. In regards to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 5. RECORD DATE. The Board of Directors may fix a date as the record date for determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or to express consent to, or dissent from, any proposal without a meeting, or to receive payment of any dividend or allotment of any rights, or to take or be the subject of any other action. The record date must be not less than ten (10) nor more than sixty (60) days before the date of the meeting, nor more than sixty (60) days prior to the proposed action. If no record date is fixed, the record date will be as provided by law. A determination of stockholders entitled to notice of or to vote at any meeting of stockholders which has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 6. STOCKHOLDERS OF RECORD. The Corporation shall for all purposes be entitled to treat a person registered on its books as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation will not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any other person, whether or not the Corporation has notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

ARTICLE IX

INDEMNIFICATION

SECTION 1. SUITS BY THIRD PARTIES. The Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

SECTION 2. DERIVATIVE SUITS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

SECTION 3. INDEMNIFICATION AS OF RIGHT. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

SECTION 4. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination will be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) by the stockholders.

SECTION 5. ADVANCE OF FUNDS. Expenses (including attorneys fees)incurred by an officer, director, employee or agent in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article.

SECTION 6. NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

SECTION 7. SUCCESSORS AND ASSIGNS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided, when authorized or ratified continue as to a person who has ceased to be a director, officer or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 8. INSURANCE PREMIUMS. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

SECTION 9. REFERENCES TO “CORPORATION”. References in this Article to “the Corporation” will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

SECTION 10. REFERENCES TO CERTAIN TERMS. For purposes of this Article, references to “other enterprises” will include employee benefit plans; references to “fines” will include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” will include any service as a director, officer, employee or agent of a subsidiary of the Corporation and any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

SECTION 11. APPLICATION OF ARTICLE. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided, when authorized or ratified continue as to a person who has ceased to be a director, officer or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 12. RETROACTIVE EFFECT. The provisions of this Article will be deemed retroactive and will include all acts of the officers and directors of the Corporation since the date of incorporation.

ARTICLE X

GENERAL PROVISIONS

SECTION 1. CORPORATE SEAL. The corporate seal shall have inscribed on it the name of the Corporation, the year of its creation, and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation will end on December 31, unless changed to such other date as the Board of Directors may prescribe.

ARTICLE XI

AMENDMENTS

SECTION 1. BY-LAWS. These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, altered, amended or repealed either (a) at any regular or special meeting of stockholders by the affirmative vote of holders of a majority of the outstanding capital stock entitled to vote thereon, or (b) by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors.

ARTICLE XII

FORUM FOR CERTAIN ACTIONS

SECTION 1. ADJUDICATION OF DISPUTES. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (any of which may be amended from time to time), or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery in the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware).